Exhibit 99.1

FOR IMMEDIATE RELEASE

Norfolk Southern reports first quarter 2026 results

Results reflect disciplined execution on safety, service, and cost control through a dynamic first quarter

ATLANTA, April 24, 2026 – Norfolk Southern Corporation (NYSE: NSC) announced Friday its first quarter 2026 financial results. In the quarter, revenue was $3.0 billion, income from railway operations was $877 million, operating ratio was 70.7%, and diluted earnings per share were $2.43.

Adjusting the results to exclude merger-related expenses and the effects of the Eastern Ohio incident, first quarter income from railway operations was $939 million, the operating ratio was 68.7%, and diluted earnings per share were $2.65.

“In the first quarter, our team stayed focused on what we could control, operating with discipline amid volatile volumes, severe winter weather, and a rapidly shifting macroeconomic environment including the dramatic rise in fuel prices in March,” said Mark George, president and chief executive officer of Norfolk Southern. “Despite these challenges, our employees safely delivered a solid service product, managed costs effectively, and earned the continued trust of our customers. As conditions improved, we captured momentum exiting the quarter, reinforcing the strength of our operating foundation and the dedication of the entire Norfolk Southern team.”

First Quarter Summary

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Railway operating revenues of $3.0 billion, up $5 million, or flat compared to the first quarter 2025, on a volume decline of 1% year-over-year.
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Income from railway operations was $877 million, a decrease of $269 million, or 23%, compared to first quarter 2025.
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Adjusting for the effects of the Eastern Ohio incident in both years and merger-related expenses in 2026; income from railway operations was $939 million, down $22 million, or 2%, compared to adjusted first quarter 2025.
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Operating ratio in the quarter was 70.7% compared to 61.7% in first quarter 2025.
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Adjusting for the effects of the Eastern Ohio incident in both years and merger-related expenses in 2026, the operating ratio for first quarter 2026 was 68.7%, 80 basis points higher than first quarter 2025.

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Diluted earnings per share were $2.43, down $0.88, or 27%, compared to first quarter 2025.
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Adjusting for the effects of the Eastern Ohio incident in both years and merger-related expenses in 2026, diluted earnings per share were $2.65, down $0.04, or 1%, compared to first quarter 2025.

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About Norfolk Southern

Since 1827, Norfolk Southern Corporation (NYSE: NSC) and its predecessor companies have safely moved the goods and materials that drive the U.S. economy. Today, it operates a 22-state freight transportation network. Committed to furthering sustainability, Norfolk Southern helps its customers avoid approximately 15 million tons of yearly carbon emissions by shipping via rail. Its dedicated team members deliver approximately 7 million carloads annually, from agriculture to consumer goods. Norfolk Southern also has the most extensive intermodal network in the eastern U.S. It serves a majority of the country's population and manufacturing base, with connections to every major container port on the Atlantic coast as well as major ports across the Gulf Coast and Great Lakes. Learn more by visiting www.NorfolkSouthern.com.

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Cautionary Statement on Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "anticipate," "believe," "project," or other comparable terminology. While the Company has based these forward-looking statements on those expectations, assumptions, estimates, beliefs, and projections it views as reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control, including but not limited to: (i) changes in domestic or international economic, political or business conditions, including those impacting the transportation industry; (ii) the Company’s ability to successfully implement its operational, productivity, and strategic initiatives; (iii) a significant adverse event on our network, including but not limited to a mainline accident, discharge of hazardous material, or climate-related or other network outage; (iv) the outcome of claims, litigation, governmental proceedings, and investigations involving the Company, including those with respect to the Eastern Ohio incident; (v) new or additional governmental regulation and/or operational changes resulting from or related to the Eastern Ohio incident; (vi) a significant cybersecurity incident or other disruption to our technology infrastructure; and (vii) those pertaining to the Merger. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February

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9, 2026, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Information included within this press release contains non-GAAP financial measures, including adjusted income from railway operations, adjusted operating ratio, and adjusted diluted earnings per share. Non-GAAP financial measures should be considered in addition to, not as a substitute for, the financial measures reported in accordance with U.S. generally accepted accounting principles (GAAP).

Our first quarter 2026 non-GAAP financial results exclude merger-related expenses and both the first quarters of 2026 and 2025 exclude the overall impact on operating expenses resulting from the Eastern Ohio Incident (the Incident). The following tables adjust our first quarter 2026 and first quarter 2025 GAAP financial results to exclude the effects of those items. The income tax effects of the non-GAAP adjustments were calculated based on the applicable tax rates to which the non-GAAP adjustments related. We use these non-GAAP financial measures internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding these costs. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies. Information about the adjustments that are not currently available to us could have a potentially unpredictable and significant impact on future GAAP results. Further information about the Company’s non-GAAP measures are available on our website at www.norfolksouthern.com on the Investors page under Events and Presentations.

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($ in millions, except per share amounts)	First Quarter 2026
Income from railway operations	$877
Merger-related expenses and effect of the Incident	62
Adjusted income from railway operations	$939

Operating ratio	70.7%
Merger-related expenses and effect of the Incident	(2.0%)
Adjusted operating ratio	68.7%

Diluted earnings per share	$2.43
Merger-related expenses and effect of the Incident	0.22
Adjusted diluted earnings per share	$2.65

($ in millions, except per share amounts)	First Quarter 2025
Income from railway operations	$1,146
Effect of the Incident	(185)
Adjusted income from railway operations	$961

Operating ratio	61.7%
Effect of the Incident	6.2%
Adjusted operating ratio	67.9%

Diluted earnings per share	$3.31
Effect of the Incident	(0.62)
Adjusted diluted earnings per share	$2.69

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